                    WORLD MONITOR TRUST III SERIES G CLASS 1
                           Unaudited Account Statement
                     For the Month Ending February 28, 2006

DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF FEBRUARY 28, 2006 FOR WORLD MONITOR TRUST III SERIES G CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF FEBRUARY 28, 2006 WAS $97.06, A DECREASE OF -0.86% FROM THE JANUARY 31, 2006 VALUE OF $97.90. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES G CLASS 1 WAS AN INCREASE OF +0.57% AS OF FEBRUARY 28, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                   $5,485.47
Change in Unrealized Gain/(Loss)                              ($7,658.29)
Gain/(Loss) on Other Investments                                 ($86.66)
Brokerage Commission                                            ($328.32)
                                                         ----------------
Total Trading Income                                          ($2,587.80)

EXPENSES
Audit Fees                                                         $0.00
Administrative and Legal Fees                                    $240.36
Management Fees                                                $1,284.14
Offering Fees                                                      $0.00
Incentive Fees                                                     $0.00
Other Expenses                                                 $1,911.15
                                                         ----------------
Total Expenses                                                 $3,435.65

INTEREST INCOME                                                $1,604.94

NET INCOME(LOSS) FROM THE PERIOD                              ($4,418.51)
                                                         ================


                  STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                               TOTAL         NAV PER UNIT
    Beginning of Month                   $513,994.55               $97.90
    Addition                                   $0.00
    Withdrawal                                 $0.00
    Net Income/(Loss)                     ($4,418.51)
    --------------------------          -------------        -------------
    Month End                            $509,576.04               $97.06

    Monthly Rate of Return                    -0.86%
    Year to Date Rate of Return                0.57%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


  /s/ Kenneth A. Shewer                                  /s/ Marc S. Goodman
Kenneth A. Shewer, Chairman                         Marc S. Goodman, President

            Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series G Class 1

                    WORLD MONITOR TRUST III SERIES H CLASS 1
                           Unaudited Account Statement
                     For the Month Ending February 28, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF FEBRUARY 28, 2006 FOR WORLD MONITOR TRUST III SERIES H CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF FEBRUARY 28, 2006 WAS $102.43, AN INCREASE OF +1.84% FROM THE JANUARY 31, 2006 VALUE OF $100.58. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES H CLASS 1 WAS AN INCREASE OF +4.88% AS OF FEBRUARY 28, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                      $7,245.11
Change in Unrealized Gain/(Loss)                                 $22,884.22
Gain/(Loss) on Other Investments                                     $59.44
Brokerage Commission                                               ($265.43)
                                                         -------------------
Total Trading Income                                             $29,923.34

EXPENSES
Audit Fees                                                            $0.00
Administrative and Legal Fees                                       $484.90
Management Fees                                                   $3,305.18
Offering Fees                                                         $0.00
Incentive Fees                                                    $5,393.42
Other Expenses                                                    $4,359.21
                                                         -------------------
Total Expenses                                                   $13,542.71

INTEREST INCOME                                                   $3,870.66

NET INCOME(LOSS) FROM THE PERIOD                                 $20,251.29
                                                         ===================


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                  TOTAL       NAV PER UNIT
    Beginning of Month                    $1,101,670.55            $100.58
    Addition                                $105,000.00
    Withdrawal                                    $0.00
    Net Income/(Loss)                        $20,251.29
    --------------------------           ---------------    ---------------
    Month End                             $1,226,921.84            $102.43

    Monthly Rate of Return                        1.84%
    Year to Date Rate of Return                   4.88%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


  /s/ Kenneth A. Shewer                                  /s/ Marc S. Goodman
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

      Preferred Investment Solutions Corp., Managing Owner of
          World Monitor Trust III Series H Class 1

                    WORLD MONITOR TRUST III SERIES I CLASS 1
                           Unaudited Account Statement
                     For the Month Ending February 28, 2006

DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF FEBRUARY 28, 2006 FOR WORLD MONITOR TRUST III SERIES I CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF FEBRUARY 28, 2006 WAS $85.45, A DECREASE OF -2.96% FROM THE JANUARY 31, 2006 VALUE OF $88.05. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES I CLASS 1 WAS A DECREASE OF -11.39% AS OF FEBRUARY 28, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                      ($10,183.05)
Change in Unrealized Gain/(Loss)                                   ($1,892.40)
Gain/(Loss) on Other Investments                                       $28.36
Brokerage Commission                                                 ($291.68)
                                                                --------------
Total Trading Income                                              ($12,338.77)

EXPENSES
Audit Fees                                                              $0.00
Administrative and Legal Fees                                         $239.06
Management Fees                                                       $945.04
Offering Fees                                                           $0.00
Incentive Fees                                                          $0.00
Other Expenses                                                      $1,694.29
                                                                --------------
Total Expenses                                                      $2,878.39

INTEREST INCOME                                                     $1,546.38

NET INCOME(LOSS) FROM THE PERIOD                                  ($13,670.78)
                                                                ==============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                      TOTAL      NAV PER UNIT
    Beginning of Month                          $462,269.59            $88.05
    Addition                                          $0.00
    Withdrawal                                        $0.00
    Net Income/(Loss)                           ($13,670.78)
    --------------------------                --------------    --------------
    Month End                                   $448,598.81            $85.45

    Monthly Rate of Return                           -2.96%
    Year to Date Rate of Return                     -11.39%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


  /s/ Kenneth A. Shewer                                  /s/ Marc S. Goodman
Kenneth A. Shewer, Chairman                           Marc S. Goodman, President

      Preferred Investment Solutions Corp., Managing Owner of
          World Monitor Trust III Series I Class 1

                    WORLD MONITOR TRUST III SERIES J CLASS 1
                           Unaudited Account Statement
                     For the Month Ending February 28, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF FEBRUARY 28, 2006 FOR WORLD MONITOR TRUST III SERIES J CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF FEBRUARY 28, 2006 WAS $95.57, A DECREASE OF -0.53% FROM THE JANUARY 31, 2006 VALUE OF $96.08. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES J CLASS 1 WAS A DECREASE OF -1.85% AS OF FEBRUARY 28, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                       ($35,293.88)
Change in Unrealized Gain/(Loss)                                    $36,916.94
Gain/(Loss) on Other Investments                                      ($809.65)
Brokerage Commission                                               ($20,346.96)
                                                                ---------------
Total Trading Income                                               ($19,533.55)

EXPENSES
Audit Fees                                                               $0.00
Administrative and Legal Fees                                       $19,363.68
Management Fees                                                    $103,688.12
Offering Fees                                                            $0.00
Incentive Fees                                                      $69,974.58
Other Expenses                                                     $140,016.36
                                                                ---------------
Total Expenses                                                     $333,042.74

INTEREST INCOME                                                    $137,176.48

NET INCOME(LOSS) FROM THE PERIOD                                  ($215,399.81)
                                                                ===============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                     TOTAL        NAV PER UNIT
    Beginning of Month                      $41,023,666.03              $96.08
    Addition                                 $2,473,414.25
    Withdrawal                                       $0.00
    Net Income/(Loss)                         ($215,399.81)
    --------------------------              ---------------       -------------
    Month End                               $43,281,680.47              $95.57

    Monthly Rate of Return                          -0.53%
    Year to Date Rate of Return                     -1.85%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


  /s/ Kenneth A. Shewer                                  /s/ Marc S. Goodman
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

      Preferred Investment Solutions Corp., Managing Owner of
          World Monitor Trust III Series J Class 1